INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Oppenheimer Principal
Protected Trust on Form N-1A of our reports dated February 24, 2003 appearing in the Annual Disclosure Statement of Merrill Lynch Bank USA for the year ended December 27, 2002 and incorporated by reference in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE &- TOUCHE LLP
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DELOITTE &- TOUCHE LLP
Salt Lake City, Utah

April 29, 2003